UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)   April 1, 2004
                                                     ---------------------




                          FRANKLIN LAKE RESOURCES INC.
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           (Exact name of small business as specified in its charter)



                 Nevada                      0-21812          52-2352724
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    (State or other jurisdiction of       (Commission        (IRS Employer
     incorporation or organization)        File Number)    Identification No.)



          11400 West Olympic Boulevard Suite 200, Los Angeles, CA 90064
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                    (Address of principal executive offices)



                                 (650) 588-0425
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                         (Registrant's telephone number)



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          (Former name or former address, if changed since last report)

Item 4  -  Change of Certifying Accountants

On April 1, 2004 the board of directors of Franklin Lake Resources Inc. appointed the firm of Ted A. Madsen, CPA to be the company's certifying accountants for the fiscal years ending October 31, 2003 and 2004.

For the fiscal year ended October 31, 2002 the financial statements were audited by Randy R. Simpson, CPA, P.C. On March 31, 2004 Randy R. Simpson, CPA, P.C. resigned, stating that the firm was not yet registered with the Public Companies Accounting Oversight Board ("PCAOB") and therefore now qulified to issue us an audit opinion for the fiscal year ended October 31, 2003.

The report of Randy R. Simpson, CPA, P.C. for the fiscal year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion. The report did, however, contain a "significant uncertainty" as to the Company's ability to realize the values from its intellectual property assets due to recurring operating losses and the need to raise additional capital.

During the fiscal year ended Octber 31, 2002, and subsequent interim periods through the date of their resignation, there were no disagreements between us and Randy R. Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused the auditors to include in their report a reference to the subject matter of such disagreement.

We provided a copy of this Current Report on Form 8-K to Randy R. Simpson, CPA, P.C. and asked them to furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements contained under Item 4 or, alternatively, in what respects they disagree. A copy of Randy R. Simpson, CPA, P.C.'s letter is attached as Exhibit 16 to this Annual Report.


Item 7  -  Financial Statements and Exhibits

Financial Statements

     None.


Exhibits


     Ex. 16 - Statement of Randy R. Simpson, CPA, P.C.




                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  FRANKLIN LAKE RESOURCES INC.


Dated:  April 12, 2004                             /s/ Gregory Ofiesh
                                                  --------------------------
                                                  Fr. Gregory Ofiesh
                                                  President, CEO